UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 11, 2015, the Board of Directors of American Airlines Group Inc. (“AAG”) elected Susan D. Kronick and Martin H. Nesbitt to AAG’s Board of Directors. The Board of Directors has not yet determined which committees Ms. Kronick and Mr. Nesbitt will serve on. Ms. Kronick and Mr. Nesbitt will each be compensated for their respective service as a director on the same basis as other non-employee directors of AAG. Compensation for AAG’s non-employee directors is described under the heading “Director Compensation” in AAG’s Proxy Statement for its 2015 annual meeting of stockholders as filed with the SEC on April 22, 2015, which is incorporated herein by reference.

Neither Ms. Kronick nor Mr. Nesbitt has any relationships requiring disclosure under Item 404 of Regulation S-K, and neither Ms. Kronick nor Mr. Nesbitt is a party to any arrangement or understanding with any other person pursuant to which she or he was selected as a director.

A copy of AAG’s press release announcing Ms. Kronick’s and Mr. Nesbitt’s election to the Board of Directors is attached to this report as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated November 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: November 11, 2015	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 11, 2015.